EXHIBIT 99.2

Notice of Guaranteed Delivery

for Tender of
8 1/8% Senior Notes due 2014
of
Centennial Communications Corp.
Centennial Cellular Operating Co. LLC
Centennial Puerto Rico Operations Corp.

Exchange Offer of

Outstanding 8 1/8% Senior Notes due 2014
for New 8 1/8% Senior Notes due 2014

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Centennial Communications Corp., Centennial Cellular Operating Co. LLC. and Centennial Puerto Rico Operations Corp. (collectively, the “Issuers”) made pursuant to the Prospectus, dated                     , 2004 (the “Prospectus”), if certificates for the Issuers’ outstanding 8 1/8% Senior Notes due 2014 (the “Old Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the “Exchange Agent”), prior to 5:00 p.m., New York City time, on                     , 2004 (the “Expiration Date”). Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. Capitalized terms not defined herein are defined in the Prospectus.

To: U.S. Bank National Association, Exchange Agent

By mail, hand delivery or overnight courier:

Attention:

Corporate Trust Department — Specialized Finance
U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107

By facsimile transmission:

(for eligible institutions only)

(651) 495-8158

Confirm by telephone:

(800) 934-6802

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

      Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Issuers the principal amount of the Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under “The Exchange Offer — Exchange Offer Procedures — Guaranteed Delivery Procedures.”

Principal Amount of the Old Notes Tendered (must be in denominations of principal amount of $1,000 or any integral multiple thereof):

$

Certificate Nos. (if available):	CUSIP Nos.:

Total Principal Amount Represented by the Old Notes Certificate(s):	If the Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

$	Account Number:

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

x

x

Signature(s) of Owner(s) or Authorized Signatory(ies)	Date

Area Code and Telephone Number:

      Must be signed by the holder(s) of Old Notes as their names(s) appear(s) on certificate(s) for the Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

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GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, an Eligible Institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three (3) New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

      The undersigned acknowledges that it must deliver the Letter of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set for the above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Name

Zip Code	Title

NOTE:	DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THE FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR EXECUTED LETTER OF TRANSMITTAL.

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